UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 13, 2016

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2016, the Board of Directors (the “Board”) of Star Gold Corp. (the “Company” or the “Registrant”) accepted the resignation of Judy Baker from her position as a member of the Company’s Board.  Management is unaware of any disagreements between Ms. Baker and management relating to the Registrant’s operations, policies or practices.

The Company has provided a copy of the disclosures it is making herein to Ms. Baker and provided her with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the Registrant stating whether she agrees with the statements made by the Registrant in response to this Item 5.02, and, if not, stating the respects in which she does not agree.  The Company will file any letter received as an exhibit to an amended 8-K.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

September 13, 2016